Exhibit 99.1

BIGLARI HOLDINGS INC.
NEWS RELEASE

San Antonio, TX, August 9 – Biglari Holdings Inc. (NYSE: BH) announces its results for the fiscal third quarter of 2013:

Biglari Holdings Inc.’s earnings for the twelve and forty weeks that ended July 3, 2013 and July 4, 2012 are summarized below.  To become fully apprised of our results, shareholders should carefully study our 10-Q, which has been posted at www.biglariholdings.com.

(In thousands)
	Twelve Weeks Ended		Forty Weeks Ended
	July 3,	July 4,	July 3,	July 4,
	2013	2012	2013	2012

Pre-tax operating earnings	$4,806	$5,984	$14,374	$24,722
Biglari Holdings investment gains (losses)	—	227	(569)	4,200
Gain on contributions to investment partnerships	162,869	—	162,869	—
Gain on sale of subsidiary	1,597	—	1,597	—

Consolidated affiliated partnerships investment gains and other income	1,735	587	3,903	4,720
Interest expense	(1,173)	(1,812)	(4,969)	(6,200)
Income taxes	(62,259)	17	(61,837)	(6,879)
Earnings attributable to noncontrolling interests	(871)	(150)	(1,922)	(2,387)

Net earnings attributable to Biglari Holdings Inc.	$106,704	$4,853	$113,446	$18,176

Analysis of Results:

In the fiscal third quarter of 2013, Biglari Holdings contributed securities to investment partnerships and recognized a non-cash pre-tax gain of $162.9 million. We do not regard the gain required by GAAP as meaningful. Thus, we encourage investors to analyze closely our business performance before they interpret the impact of the accounting gain of $162.9 million. Furthermore, the transaction had no material effect on our consolidated shareholders’ equity because the gain included in earnings was accompanied by a corresponding reduction of unrealized investment gains included in a separate component of shareholders’ equity.  Consequently, we do not want investors to concentrate on the net earnings figure because it does not stem from economic progress.

In addition, Biglari Holdings directly holds investments in marketable securities outside of the investment partnerships.  The investments are held at market value, with unrealized appreciation, net of income tax effect included in a separate component of shareholders’ equity.  At July 3, 2013, the amount of pre-tax unrealized investment gains for these investments was $49.0 million, which if harvested in any given quarter can materially impact and thereby distort net income figures without an impact on the intrinsic value of the company. Therefore, our operating businesses are best analyzed before the impact of investment gains/losses. As a consequence, in the preceding table we separate earnings of our operating businesses from our investment gains/losses.

About Biglari Holdings Inc.

Biglari Holdings Inc. is a diversified holding company engaged in a number of business activities. Its most important operating subsidiaries are involved in the franchising and operating of restaurants. All major operating, investment, and capital allocation decisions are made by Sardar Biglari, Chairman and Chief Executive Officer, on behalf of the Company and its main operating subsidiaries.

Comment on Regulation G

This press release contains certain non-GAAP financial measures. In addition to the GAAP presentations of net earnings, Biglari Holdings defines pre-tax operating earnings outside of the investment gains/losses of the Company and its consolidated affiliated partnerships.

Risks Associated with Forward-Looking Statements

This news release may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These statements which may concern anticipated future results are based on current expectations and are subject to a number of risks and uncertainties that could cause actual results to differ markedly from those projected or discussed here. Biglari Holdings cautions readers not to place undue reliance upon any such forward-looking statements, for actual results may differ materially from expectations. Biglari Holdings does not update publicly or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized. Further information on the types of factors that could affect Biglari Holdings and its business can be found in the company’s filings with the SEC.

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